Exhibit 10.5

INVESTMENT TECHNOLOGY GROUP, INC.
RESTRICTED SHARE AGREEMENT

THIS AGREEMENT, dated as of                 between Investment Technology Group, Inc. (the “Company”), a Delaware corporation, and                  , a member of the Board of Directors of the Company (the “Director”).

WHEREAS, the Director has been granted the following award under the Company’s Non-Employee Directors’ Equity Subplan (the “Plan”);

WHEREAS, the Director is not employed by the Company or a subsidiary or parent of the Company and is not otherwise ineligible to participate in the Plan.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1.             Award of Shares.  Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Director is hereby awarded  Restricted Shares (the “Award”), subject to the terms and conditions of the Plan and those herein set forth.  The Award is granted as of               (the “Date of Grant”).  Capitalized terms used herein and not defined shall have the meanings set forth in the Plan.  In the event of any conflict between this Agreement and the Plan, the Plan shall control.

2.             Terms and Conditions.  It is understood and agreed that the Award of Restricted Shares evidenced hereby is subject to the following terms and conditions:

(a) Vesting of Award.  Subject to the terms and conditions of this Agreement, this Award shall become vested in three equal annual installments, beginning on the first anniversary of the Date of Grant; provided, however, that the Award shall become immediately vested in full (i) upon a Change of Control of the Company or (ii) in the event that the Director ceases to serve as  Director of the Company due to the Director’s death or permanent and total disability (as defined in Section 22(e)(3) of the Code).  Unless otherwise provided by the Committee, all dividends and other amounts receivable in connection with any adjustments to the Common Stock under Section 5 of the 1994 Stock Option and Long-Term Incentive Plan, as incorporated within the Plan, shall be subject to the vesting schedule in this Section 2(a).

(b) Termination of Service.  Except as otherwise provided in Section 2(c) below, in the event that the Director ceases to serve as a Director for any reason not described or provided for in Section 2(a)(ii) above, that portion of the Award that has not yet vested shall be forfeited.

(c) Continued Service.  If the Director ceases serving as a Director and, immediately thereafter, he or she is employed by the Company or any subsidiary, then, solely for the purposes of Sections 2.(a) and (b), Director will not be deemed to have ceased service as a Director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a Director.

(d)  Certificates.  Any certificate or other evidence of ownership issued in respect of Restricted Shares awarded hereunder shall be deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Director, and shall bear a legend disclosing the restrictions on transferability imposed on such Restricted Shares by this Agreement (the “Restrictive Legend”).  Upon the vesting of Restricted Shares pursuant to Section 2(a) hereof, the certificates evidencing such vested Common Stock, not bearing the Restrictive Legend, shall be delivered to the Director or other evidence of vested Common Stock shall be provided to the Director.

(e)  Rights of a Stockholder.  Prior to the time a Restricted Share is fully vested hereunder, the Director shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share.  During such period, the Director shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2(a) hereof) at the time paid on such Restricted Shares.

(f)  Definitions.

(i)  For purposes hereof, “Change of Control” means and shall be deemed to have occurred:
(A)          if any person (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 35% percent or more of the total voting power of all the then-outstanding Voting Securities; or
(B) if the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board”), together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or
(C) upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company other than (i) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (ii) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or
(D) upon consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or
(E) if the stockholders of the Company approve a plan of complete liquidation of the Company.
(ii)       “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
(iii)      “Related Party” means (a) a Subsidiary of the Company; (b) an employee or group of employees of the Company or any Subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.
(iv)     “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, fifty (50) percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (b) if a partnership, limited liability company, association or other business entity, fifty (50) percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes of this definition, a Person or Persons will be deemed to have a fifty (50) percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty (50) percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.
(v)      “Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

3.             Transfer of Common Stock.  The Common Stock to be delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

4.             Expenses of Issuance of Common Stock.  The issuance of stock certificates hereunder shall be without charge to the Director.  The Company shall pay, and indemnify the Director from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Common Stock.

5.             References.  References herein to rights and obligations of the Director shall apply, where appropriate, to the Director’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

6.             Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Investment Technology Group, Inc.
380 Madison Avenue

New York, NY 10017

Attn.: General Counsel

If to the Director:

At the Director’s most recent address shown on the Company’s corporate records, or at any other address at which the Director may specify in a notice delivered to the Company in the manner set forth herein.

7.             Costs.  In any action at law or in equity to enforce any of the provisions or rights under this Agreement, including any arbitration proceedings to enforce such provisions or rights, the unsuccessful party to such litigation or arbitration, as determined by the court in a final judgment or decree, or by the panel of arbitrators in its award, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys’ fees shall be included as part of the judgment.

8.             Further Assurances.  The Director agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

9.             Counterparts.  For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

10.           Governing Law.  This Agreement shall be construed and enforced in accordance with Section 6(h) of the Plan.

11.           Entire Agreement.  This Agreement, together with the Plan, sets forth the entire agreement between the parties with reference to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, express, or implied, between them with respect to the Award other than as set forth herein or therein, all prior agreements, promises, representations and understandings relative thereto being herein merged.

12.           Amendment; Waiver.  This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  Any such written instrument must be approved by the Committee to be effective as against the Company.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

13.           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Investment Technology Group, Inc.

By:
Name: Raymond L. Killian, Jr.
Title: CEO and President